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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 2 TO
                       TRANSITION AND RETIREMENT AGREEMENT


              This AGREEMENT (the "Agreement") is entered into as of the 22nd of June, 2000, by and between JOHNS MANVILLE CORPORATION, a Delaware corporation (the "Company"), and CHARLES L. HENRY (the "Executive").

              WHEREAS, the Company and the Executive are parties to a Transition and Retirement Agreement, dated as of February 3, 2000, as amended as of March 31, 2000 (such agreement, as amended, being hereinafter referred to as the "Retirement Agreement"); and

              WHEREAS, the Company and Executive wish to amend the Retirement Agreement in certain respects;

              NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

              1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Retirement Agreement.

              2. Section 1(a) of the Retirement Agreement is hereby amended by adding the following sentence after the first sentence thereof:

                 "The Company shall have the option, by written notice to Executive given at least ten days prior to the end of the Transition Period as then in effect, to extend the Transition Period, subject to (1) and (2) of the first sentence of this
                 Section 1(a), to a date not later than December 31, 2000 (and in such event, the Transition Period shall be determined by substituting such extended date for June 30, 2000)."

              3. The first sentence of Section 1(b) of the Retirement Agreement is hereby amended in its entirety to read as follows:


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                 "Without limiting Executive's duties and responsibilities as
                 Chairman, President and CEO during the Transition Period, during the Transition Period and, if the Transition Period shall have ended prior to July 31, 2000, thereafter through July 31, 2000 (the "Post-Transition Period"), Executive shall reasonably cooperate with the Company with regard to management transition and succession (including, but not limited to, reasonably cooperating with the Company in the search for his successor as CEO and reasonably cooperating with such successor and the Company in the transition process)."

              4. Section 3(a)(5) of the Retirement Agreement is hereby amended in the following respects:

                 (a) The parenthetical language "(or such earlier date on which the Transition Period ends)" contained in the third sentence thereof shall be deleted.

                 (b) The seventh sentence thereof shall be amended in its entirety to read as follows:

                       "The remaining one million dollars ($1,000,000), plus, if the Transition Period shall have ended prior to July 31, 2000, interest thereon from the end of the Transition Period to the date of payment at the rate announced by Bank of America as its "prime rate" as in effect at January 31, 2000 (the "Prime Rate") (such one million dollars plus interest (if applicable) being referred to as the "Holdback Amount"), shall be paid to Executive as soon as practicable following July 31, 2000 (but in no event earlier than payment of the amounts pursuant to the immediately preceding sentence), unless a two-person committee (the "Committee") of Company directors, consisting of Messrs. Ernest Drew and Michael Hammes (or, in the event of the death or incapacity or resignation of either or both of such individuals, another Company director or directors acceptable to the Executive), shall have theretofore determined in good faith that the Executive failed to perform his obligations under Section 1 of this Agreement or materially failed to comply with the provisions of Section 1 2(c)(i) of the Employment Agreement."


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                 (c)   The parenthetical phrase "(but in no event later than
                       fifteen (15) days after the end of the Post-Transition Period)" contained in the eighth sentence thereof shall be deleted and replaced by the parenthetical phrase "(but in no event later than fifteen (15) days after the later of the end of the Post-Transition Period or the end of the Transition Period)."

                 (d) The phrase "prior to the end of the Post-Transition Period" contained in the tenth sentence thereof shall be deleted and replaced with the phrase "prior to the later of the end of the Post-Transition Period or the end of the Transition Period."

                 (e) The parenthetical phrase "(or, if earlier and the Executive otherwise qualifies to receive the Holdback Amount, promptly following the end of the Post-Transition Period)" contained in the last sentence thereof shall be deleted and replaced by the parenthetical phrase "(or, if earlier and the Executive otherwise qualifies to receive the Holdback Amount, promptly following the later of the end of the Post-Transition Period or the end of the Transition Period)."

              5. The parenthetical following the word "employment" in Section 3(b) of the Retirement Agreement shall be amended to read as follows:

                 "(other than (i) in accordance with the notice requirements of the second sentence of Section 1(a) hereof, thereby ending the Transition Period at the end of the notice period, or (ii) for Good Reason, as defined in Section 7(e) of the Employment Agreement, except that (1) the actions contemplated by the last sentence of Section 1(a) shall not constitute Good Reason and
                 (2) any claim by the Executive that Good Reason exists shall be based solely on acts or omissions occurring on or after the Effective Date)"

              6. Section 3(c) of the Retirement Agreement shall be amended by adding, after the date "June 30, 2000" contained therein, the parenthetical phrase "(or such later date to which the Transition Period shall have been extended)."


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              7. Section 3(d) of the Retirement Agreement is hereby amended in its entirety to read as follows:

                 "(d) Notwithstanding the preceding paragraphs (a) through (c) of this Section, in the event that prior to the end of the Transition Period and while Executive is (or is deemed to be) in the employ of the Company, or in the event that prior to December 31, 2000 (unless Executive had theretofore voluntarily terminated his employment other than for Good Reason or the Transition Period had ended by reason of a written notice from the Executive under Section 1(a) hereof), (1) a Change in Control (as defined in Section 8(g) of the Employment Agreement) shall occur or (2) a definitive agreement (a "Change in Control Agreement") is entered into by the Company consummation of the transaction contemplated by which would constitute a Change in Control, then (A) as of the date of such Change in Control (but in the case of a Change in Control described in clause (i) of Section 8(g) of the Employment Agreement which results from determining beneficial ownership without regard to the sixty day period referred to in Rule 13d-3 under the Securities Exchange Act of 1934 (a "Special Change in Control"), as of the date of consummation of the transaction contemplated by such Special Change in Control) but in any event not later than June 30, 2000 (or, if later, the end of the Transition Period), Executive's employment shall be deemed to have terminated under circumstances entitling him to the payments and benefits set forth in Section 8(d) (and, if applicable, Section 9(b)) of the Employment Agreement,
                        (B) after the earlier of (i) consummation of such Change in Control (or, in the event of a Special Change in Control or in the event of the Company enters into a Change in Control Agreement, after consummation of the transaction contemplated by such Special Change in Control or Change in Control Agreement), or (ii) the later of July 31, 2000 or the end of the Transition Period, Executive shall have no further obligations under Section 1 hereof and (C) in lieu of the payments and benefits otherwise provided under this Agreement and subject to the succeeding provisions of this paragraph, Executive's rights shall be limited to receipt of the payments and benefits set forth


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                        in said Section 8(d) (and, if applicable, Section 9(b));
                        provided, however, that in the event of a Special Change in Control or in the event the Company enters into a Change in Control Agreement, the Company's obligation to make or provide the foregoing payments and benefits shall apply only upon consummation of the transaction contemplated by the Special Change in Control or Change in Control Agreement (as the case may be) and in the event such transaction is abandoned or not otherwise consummated for any reason, then this paragraph (d) shall not apply and Executive's rights shall be determined pursuant to paragraph (a), (b) or (c) of this
                        Section 3, whichever paragraph is applicable; and provided, further, that for purposes of any such transaction which is consummated, the non-vested portion of Executive's outstanding stock options (determined immediately prior to the end of the Transition Period) shall be treated as outstanding. Notwithstanding the foregoing, pending consummation of any such transaction, the amounts and benefits to which Executive is otherwise entitled under paragraph (a), (b) or (c) of this Section 3 shall be paid or provided in accordance with the provisions of the applicable paragraph (and Executive shall be under no obligation to return any such amounts or benefits received to which he is otherwise entitled), subject to supplemental amounts and benefits being paid or provided by the Company under Sections 8(d) and 9(b) of the Employment Agreement upon consummation of such transaction, it being understood, however, that the Company shall be under no obligation to make payments or provide benefits under said Section 8(d) or 9(b) to the extent such payments or benefits are duplicative of payments or benefits theretofore made or provided to Executive hereunder (and, more particularly, it being understood that the Retirement Benefits to which Executive is entitled under said Section 8(d) shall be offset by the amounts payable to Executive under Sections 3(a)(4) and 3(a)(5) hereof). Further, nothing herein shall limit Executive's rights which arise under any Company plan or grant upon the occurrence of a Change in Control prior to the end of the Transition Period while Executive is in the employ of the Company.


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              8. The form of Release attached as Exhibit D to the Retirement
Agreement shall be amended by adding the words "as amended," following the date "February 3, 2000" contained in paragraph (a) thereof.

              9. Except as amended hereby, the Retirement Agreement shall remain in full force and effect.


              IN WITNESS WHEREOF, the parties have executed this Agreement as of June 22, 2000.


                                             JOHNS MANVILLE CORPORATION

ATTEST:                                      By: /s/ Todd Goodwin
                                                --------------------------------
Chairman: Compensation Committee

/s/ Dion Persson
--------------------------------
Corporate Secretary


                                                 /s/ C. L. Henry
                                             -----------------------------------
                                                 Executive



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